UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SYN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously announced by Synthetic Biologics, Inc., (the “Company”), on May 16, 2022, at an oral presentation at the 25th Annual Meeting of the American Society of Gene & Cell Therapy, Ramon Alemany, Ph.D., Head of the Immunotherapy and Virotherapy Group at the Translational Research Laboratory of the Institut Catala d’Oncologia (ICO) and Institut de Investigacio Biomedica de Bellvitage and a founding member of VCN Biosciences, S.L., presented preclinical results showcasing the potential of VCN-11 to balance safety, with no major toxicities observed, and effectively target tumors after intravenous re-administration, even in the presence of high level NAbs.

A copy of the presentation materials are attached as Exhibit 99.1 to this Report on Form 8-K.

Item 8.01 Other Information.

On May 16, 2022, Ramon Alemany, Ph.D., Head of the Immunotherapy and Virotherapy Group at the Translational Research Laboratory of the Institut Catala d’Oncologia (ICO) and Institut de Investigacio Biomedica de Bellvitage and a founding member of VCN Biosciences, presented at the 25th Annual Meeting of the American Society of Gene & Cell Therapy preclinical results showcasing the potential of VCN-11 to balance safety, with no major toxicities observed, and effectively target tumors after intravenous re-administration, even in the presence of high level NAbs.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Presentation Materials presented at the 25th Annual Meeting of the American Society of Gene & Cell Therapy
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2022	SYNTHETIC BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer